BlackRock Financial Institutions Series Trust
Series 1
File Number: 811-03189
CIK Number: 353281
BlackRock Summit Cash Reserves Fund
For the Period Ending: 11/30/2007

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Incorporated, for the six months ended November 30, 2007.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/19/2007	$1,000	Beethoven Funding Corp.	6.18%	12/05/2007
10/31/2007	600	Irish Life & Permanent	5.02	01/31/2008